                                                                    Exhibit 99.1


                   RESORTQUEST INTERNATIONAL ANNOUNCES FOURTH
                  QUARTER AND FULL YEAR 2002 FINANCIAL RESULTS

             -COMPANY MEETS EARNINGS PER SHARE AND EBITDA GUIDANCE-
                        -HAWAII CONTINUES STRONG REBOUND-

Memphis, TN, February 11, 2003 - ResortQuest International, Inc. (NYSE: RZT), the nation's leading property manager of vacation condos, homes and villas, today announced financial results for the fourth quarter and full year ended December 31, 2002.

FOURTH QUARTER HIGHLIGHTS

o     Total gross lodging revenues increased 10.5% in Q4 2002 versus Q4 2001
o     Revenues at $34.4 million, up $3.6 million or 11.6% from Q4 2001
o     Mountain Resorts' gross lodging revenues increased 5.6% versus Q4 2001
o     Hawaii gross lodging revenues up 23.9% versus Q4 2001
o Announced partnership with Arizona's Mirage Homes, located in Scottsdale's exclusive Troon North golf community, to market luxury vacation rentals
o     Launched "Ski Now - Tan Later - FREE!" promotion
o Signed new $60 million developer deal with Sunrise Beach Associates LLC in Panama City, Florida
o     Opened first phase of Bahama Bay Resort in Orlando, Florida
o     Announced relocation of corporate headquarters to Destin, Florida

FOURTH QUARTER 2002 RESULTS

ResortQuest reported revenues of $34.4 million for the fourth quarter of 2002, which represents an 11.6% improvement over revenues of $30.8 million for the prior year fourth quarter. Included in both periods is other revenue from managed properties that primarily relates to reimbursed payroll expense and related benefits. The Company adopted this presentation format in 2002 in response to a FASB staff announcement; however, this financial statement presentation change has no effect on the Company's operating cash flows, EBITDA1, or earnings per share. The Company reported a net loss for the fourth quarter of 2002 of ($17.5) million, compared to a net loss of ($6.2) million in 2001. This translates to diluted loss per share of ($0.91) in the fourth quarter of 2002, as compared to a diluted loss per share of ($0.32) in the fourth quarter of 2001. Excluding unusual items and other charges, the Company reported net loss for the fourth quarter of ($7.2) million, compared to a loss of ($5.8) million in the prior year. The unusual items and other charges include $13.9 million for the fourth quarter of 2002 and $0.8 million for the fourth quarter of 2001. This translated to diluted loss per share of ($0.37) in the fourth quarter of 2002, as compared to loss per share of ($0.30) in the fourth quarter of 2001. Excluding the effect of unusual items and other charges, diluted cash loss per share, which excludes the effect of prior year goodwill amortization, was ($0.37) in the fourth quarter of 2002 compared to a loss per share of ($0.23) in the same period last year.

The Company reported EBITDA, excluding unusual items and other charges, of a loss of ($8.0) million in the fourth quarter compared to a loss of ($8.3) million in fourth quarter of 2001, a 2.9% improvement. EBITDA per diluted share excluding unusual items and other charges was ($0.42) in the fourth quarter of 2002, up slightly from ($0.43) in the comparable 2001 period. ResortQuest diluted shares outstanding for the fourth quarter of 2001 and 2002 was 19.3 million. The unusual items and other charges recorded during the quarter primarily relate to a non-cash write-down of $10.6 million of certain capitalized software development costs and intangibles related to the Company's vacation rental management software, First Resort Software, severance and employee-related charges of approximately $2.6 million and approximately $760,000 of other charges related to property and office closings and consolidations. The $10.6 million write-down relates to the Company's change in strategy that included a redefinition of its target market for First Resort Software. This change necessitated a write-down of certain capitalized development costs and intangibles related to the software as recorded on the Company's balance sheet. First Resort is the leading property management software for the industry with over 20% market share and the Company will continue to market the software to small and medium-sized property management companies, which make up the majority of the industry. The severance and employee-related charges relate to the fourth quarter senior management changes that were discussed in last quarter's earnings release and the majority of these costs will be paid out over the next several years. The property and office closings include the closing of Shoreline Properties in Ohio and the consolidation and closings of offices in Dillon, Lafayette, and Basalt, Colorado; Memphis, Tennessee; and Hilton Head, South Carolina. The Company will realize significant payroll and lease expense savings through these consolidations.

For the year ended December 31, 2002, total revenues declined slightly to $190.2 million from $193.0 million. The Company reported net loss for the year of ($13.5) million, compared to net income of $1.6 million in the prior year. This translates to a diluted loss per share of ($0.70) for the year 2002, as compared to diluted earnings per share of $0.08 for the year 2001. Excluding unusual items and other charges and the cumulative effect of a change in accounting principle recorded during the first quarter, net income for 2002 was $3.8 million and diluted earnings per share was $0.19. This compares to net income, excluding unusual items, of $6.5 million and diluted earnings per share of $0.34 for the year 2001. Excluding unusual items and other charges, EBITDA declined 22.5% to $18.7 million in 2002, compared to $24.1 million in 2001. EBITDA per diluted share, excluding unusual items, was $0.97 in 2002 versus $1.25 in 2001. The change in accounting principle relates to the Company's adoption of SFAS No. 142 as discussed in the Company's 2002 Form 10-Q's.

"Despite the expected seasonal loss in the fourth quarter, the Company made progress on a number of fronts," said Jim Olin, President and Chief Executive Officer. "First, we managed to increase year-over-year fourth quarter revenues and EBITDA in an environment that continues to be challenging for our industry. Second, we began to implement our plans to consolidate our corporate structure and operations. By relocating our corporate office to Destin, Florida, along with the consolidation of our accounting shared service center in Colorado into Destin, we expect to realize over $1 million in annual savings. Third, through a series of recent planning sessions with the new management team, we have completed the strategic framework that will streamline and enhance our services, increase cross-selling amongst our customers, and expand our distribution channels. These initiatives are designed to solidify ResortQuest's position as the leading identifiable brand in the vacation rental management industry."

The condensed table below describes the impact of the unusual items and other charges and the cumulative effect of a change in accounting principle on our actual results for the three months and full year ended December 31, 2001 and December 31, 2002.


                                                                    Three Months Ended December 31, 2002
                                                             Impact from Unusual Items and Change in Accounting
                                                                 Principle

         (in 000's, except EPS)                   Actual          Unusual          Change in Acctg          Results Excluding
                                                 Results           Items              Principle               Unusual Items
                                                 -------          -------             ---------               -------------
        General and
             administrative exp.                 $27,521          $(13,939)             $  --                    $13,582

        EBITDA                                   (21,956)           13,939                 --                     (8,017)
        Net income/(loss)                        (17,464)           10,258                 --                     (7,206)
        Diluted EPS                               ($0.91)            $0.54                 --                     ($0.37)



                                                                   Full Year Ended December 31, 2002
                                                            Impact from Unusual Items and Change in Accounting
                                                                               Principle

         (in 000's, except EPS)                   Actual          Unusual          Change in Acctg          Results Excluding
                                                 Results           Items              Principle               Unusual Items
                                                 -------          -------             ---------               -------------
         General and
             administrative exp                  $66,484          $(15,066)             $ --                     $51,418

         EBITDA                                    3,646            15,066                --                      18,712
         Net income/(loss)                       (13,484)           10,963             6,280                       3,759
         Diluted EPS                              ($0.70)            $0.56             $0.33                       $0.19


                                                                  Three Months Ended December 31, 2001
                                                                        Impact from Unusual Items


           (in 000's, except EPS)                              Actual          Unusual          Results Excluding
                                                              Results           Items             Unusual Items
                                                              -------           -----             -------------
           General and administrative exp.                    $15,110            $(833)               $14,277
           EBITDA                                              (9,093)             833                 (8,260)
           Net income/(loss)                                   (6,215)             384                 (5,831)
           Diluted EPS                                         ($0.32)           $0.02                 ($0.30)



                                                                   Full Year Ended December 31, 2001
                                                                       Impact from Unusual Items


           (in 000's, except EPS)                              Actual           Unusual         Results Excluding
                                                              Results            Items            Unusual Items
                                                              -------            -----            -------------
           General and administrative exp.                    $57,663            $(4,682)             $52,981
           EBITDA                                              19,455              4,682               24,137
           Net income/(loss)                                    1,601              4,891                6,492
           Diluted EPS                                          $0.08              $0.26                $0.34

At December 31, 2002, the Company had $16.3 million in total cash and total debt of $75.1 million, which generates a debt to total capitalization of 37.3%. The Company also recorded deferred revenues and customer deposits of $46.6 million, an 11% decline over the comparable period in 2001.

"During 2002, the Company generated $14.7 million in operating cash flow, which allowed the Company to reduce its debt balance from $79.0 million to $75.1 million. Even considering the current economic climate, we were able to maintain positive cash flow results and we anticipate even a further reduction of long-term debt in 2003," said Mitch Collins, Chief Financial Officer. "During 2002, we spent approximately $10.3 million on capital expenditures and acquisition costs, which was significantly down from a total of $41.8 million in 2001 and $19.3 million in 2000. In 2003, we expect to further reduce capital expenditures to approximately $6.0 million.

FOURTH QUARTER OPERATING RESULTS & HIGHLIGHTS

Total gross lodging revenues were $58.5 million for the fourth quarter of 2002, compared to $52.9 million in the fourth quarter of 2001, representing a 10.5% increase. During the fourth quarter of 2002, the Beach resorts' same-store gross lodging revenues declined 7.0% to $14.4 million as compared to $15.5 million in the fourth quarter of 2001, primarily due to the performance of our Southwest Florida properties which have been severely impacted by the weak economy. The Hawaii resorts' same-store gross lodging revenues increased 23.9% from $26.7 million in the fourth quarter of 2001 to $33.1 million in the fourth quarter of 2002. The Hawaii resorts benefited from higher occupancy rates and revenue per available unit. The Mountain resorts' same-store gross lodging revenues increased 5.6% to $9.9 million primarily due to an 8.9% increase in ADR.

"We are encouraged by the quarter's sharp increase in total gross lodging revenues over the prior year," said Park Brady, Chief Operating Officer. "Most notably, same-store sales in Hawaii, while still not up to historical levels, are continuing their strong rebound. In addition, the Mountain region showed solid improvement in ADR, with an increase of almost 9% versus the fourth quarter of 2001."

OUTLOOK

The following information is based on current information as of February 10, 2003. The Company does not expect to update guidance until next quarter's earnings release; however, the Company may update the full business outlook or any portion thereof at any time for any reason.

For the first quarter of 2003, the Company estimates that diluted earnings per share will be in the $0.05 to $0.08 range, and EBITDA will be in the range of $5.0 to $6.0 million. Total revenues, excluding other revenue from managed properties, should be between $38.0 to $40.0 million. For the full year 2003, the Company estimates that revenues, excluding other revenue from managed properties, will be $152.0 to $157.0 million and EBITDA will be in the range of $18.0 to $19.0 million. Excluded from these amounts are any expenses related to the move of the Company headquarters to Destin, Florida, which should approximate $800,000.

Olin continued, "Although we are prepared for continuing weakness in the travel and leisure market, we believe that ResortQuest fee-based business model is increasingly well positioned to realize growth and profitability. 2003 is a year that we expect to leverage our leadership position to increase our market share, control costs and execute our strategic framework."

CONFERENCE CALL

ResortQuest International will hold a national conference call today, February 11, 2003 at 11:00 a.m. (EST). To participate on the call, please dial (973) 582-2703 and request the ResortQuest conference call. A recording of the call will be available for 7 days by dialing (973) 341-3080 and entering access code 3734056. The call will be simultaneously broadcast over the Internet and will be available thereafter at www.resortquest.com.

1EBITDA, defined as earnings before interest, taxes, depreciation and amortization, is presented as supplemental information in the discussion of operating results above and in the accompanied financial tables because the Company believes that analysis of EBITDA, along with other Generally Accepted Accounting Principles ("GAAP") measurements, provides a more comprehensive representation of the Company's financial performance. EBITDA should not be regarded as an alternative or replacement to any GAAP measurement of performance. All companies do not calculate EBITDA in the same manner. As a result, EBITDA as presented by our Company may not be comparable to similarly titles measured presented by other companies.

ABOUT RESORTQUEST INTERNATIONAL

ResortQuest International, the first brand name and "real-time" online booking service (www.resortquest.com) in vacation condominium and home rentals and sales, provides a one-stop resource in over 50 premier resort destinations in the U.S. and Canada. ResortQuest is the world's leading vacation rental property management company, based on a portfolio of approximately 20,000 vacation rental properties with a combined real estate value estimated in excess of $7.0 billion.

THIS NEWS RELEASE CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, WHICH ARE INTENDED TO BE COVERED BY THE SAFE HARBORS CREATED THEREBY. THESE FORWARD-LOOKING STATEMENTS INVOLVE RISKS AND UNCERTAINTIES, AS WELL AS ASSUMPTIONS THAT, IF THEY NEVER MATERIALIZE OR PROVE INCORRECT, COULD CAUSE THE RESULTS OF RESORTQUEST AND ITS CONSOLIDATED SUBSIDIARIES TO DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED BY SUCH FORWARD LOOKING STATEMENTS. IN ADDITION TO THE FACTORS DISCUSSED ABOVE, OTHER FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY INCLUDE THE RISKS ASSOCIATED WITH SUCCESSFUL INTEGRATION OF ADDITIONAL ACQUIRED COMPANIES, FACTORS AFFECTING INTERNAL GROWTH AND MANAGEMENT OF GROWTH, RESORTQUEST'S ACQUISITION STRATEGY AND THE AVAILABILITY OF FINANCING, THE TOUR AND TRAVEL INDUSTRY, SEASONALITY, QUARTERLY FLUCTUATIONS AND GENERAL ECONOMIC CONDITIONS, DEPENDENCE ON TECHNOLOGY AND TRAVEL PROVIDERS, AND OTHER FACTORS DISCUSSED FROM TIME TO TIME IN RESORTQUEST'S SECURITIES AND EXCHANGE COMMISSION REPORTS, INCLUDING ITS ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2001.

ALTHOUGH THE COMPANY BELIEVES THAT THE ASSUMPTIONS UNDERLYING THE FORWARD-LOOKING STATEMENTS CONTAINED HEREIN ARE REASONABLE, ANY OF THE ASSUMPTIONS COULD BE INACCURATE, AND, THEREFORE, THERE CAN BE NO ASSURANCE THAT THE FORWARD-LOOKING STATEMENTS INCLUDED IN THIS FILING WILL PROVE TO BE ACCURATE. IN LIGHT OF THE SIGNIFICANT UNCERTAINTIES INHERENT IN THE FORWARD-LOOKING STATEMENTS INCLUDED HEREIN, THE INCLUSION OF SUCH INFORMATION SHOULD NOT BE REGARDED AS A REPRESENTATION BY RESORTQUEST OR ANY OTHER PERSON THAT THE OBJECTIVES AND PLANS OF THE COMPANY WILL BE ACHIEVED. THE COMPANY UNDERTAKES NO OBLIGATION TO PUBLICLY UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR ANY OTHER REASON.
                                       ###

INVESTOR RELATIONS CONTACTS:                          MEDIA CONTACTS:
RESORTQUEST INTERNATIONAL                             SLOANE & COMPANY
Mitch Collins / David Selberg                         Dan O'Connor
(901) 762-0600                                        (212) 446-1865

SLOANE & COMPANY
Jenny Lee
(212) 446-1892

                          ResortQuest International Inc
                   Consolidated Condensed Statements of Income
                                   (unaudited)

                                                                   Three Months Ended        Twelve Months Ended
                                                                  Dec 31,      Dec 31,        Dec 31,     Dec 31,
(in thousands, except share data)                                   2001         2002           2001        2002
                                                                --------     --------        -------    --------
Revenues
  Property management fees                                      $  9,780      $10,807       $ 88,732    $ 83,668
  Service fees                                                     7,987        8,620         47,889      44,685
  Real estate and other                                            5,669        5,525         24,335      25,384
                                                                --------     --------       --------    --------
                                                                  23,436       24,952        160,956     153,737

  Other revenue from managed entities(1)                           7,367        9,431         31,999      36,504
                                                                --------     --------       --------    --------
    Total revenues                                                30,803       34,383        192,955     190,241
                                                                --------     --------       --------    --------
Cash Operating Expenses
  Direct operating                                                17,419       19,387         83,838      83,607
  General and administrative                                      15,110       27,521         57,663      66,484
                                                                --------     --------       --------    --------
                                                                  32,529       46,908        141,501     150,091

  Other expenses from managed entities(1)                          7,367        9,431         31,999      36,504
                                                                --------     --------       --------    --------
    Total operating expenses                                      39,896       56,339        173,500     186,595
                                                                --------     --------       --------     -------
EBITDA(2)                                                         (9,093)     (21,956)        19,455       3,646

  Depreciation                                                     1,354        1,733          5,209       6,465
  Goodwill amortization(3)                                         1,443           --          5,670          --
                                                                --------     --------       --------    --------
    Total depreciation and goodwill amortization                   2,797        1,733         10,879       6,465
                                                                --------     --------       --------    --------
Operating income                                                 (11,890)     (23,689)         8,576      (2,819)
Interest and other expense, net                                    1,580        1,779          4,647       6,233
                                                                --------     --------       --------    --------
Income before income taxes                                       (13,470)     (25,468)         3,929      (9,052)
(Provision)/benefit for income taxes                               7,255        8,004         (2,328)      1,848
                                                                --------     --------       --------    --------
Income before the cumulative effect of a change
  in accounting principle                                         (6,215)     (17,464)         1,601      (7,204)

Cumulative effect of a change in accounting principle(3)              --           --             --      (6,280)
                                                                --------     --------       --------    --------
Net income                                                      $ (6,215)    $(17,464)      $  1,601    $(13,484)
                                                                ========      =======       ========    ========
Earnings per share
  Basic and Diluted
    Before cumulative effect of a change in accounting
      principle                                                 $  (0.32)    $  (0.91)       $  0.08     $ (0.37)
    Cumulative effect of a change in accounting principle             --           --             --       (0.33)
                                                                --------     --------        -------     -------
                                                                $  (0.32)    $  (0.91)       $  0.08     $ (0.70)
                                                                ========     ========        =======     =======
Diluted cash earnings per share(4)
    Before cumulative effect of a change in accounting
      principle                                                 $  (0.25)    $  (0.91)       $  0.38     $ (0.37)
    Cumulative effect of a change in accounting principle             --           --             --       (0.33)
                                                                --------     --------        -------     -------
                                                                $  (0.25)    $  (0.91)       $  0.38     $ (0.70)
                                                                ========     ========        =======     =======
EBITDA per diluted share(2)                                     $  (0.47)    $  (1.14)       $  1.01     $ (0.19)
                                                                ========     ========        =======     =======

(1) Revenue and expense from managed entities are included in our reported results in response to a recent FASB announcement. These costs relate primarily to reimbursed payroll costs and related benefits at managed entities where we are the employer. These costs primarily relate to our Hawaii resorts. The 2001 revenue and expenses have been reclassified to conform with the 2002 presentation.
(2) EBITDA is defined as earnings before interest, taxes, depreciation and amortization and excludes the cumulative effect of a change in accounting principle.
(3) Beginning January 1, 2002, the Company adopted SFAS Nos. 141 and 142 as it relates to the accounting for goodwill and related amortization. In conjunction with the adoption of these pronouncements, the Company recorded an after tax non-cash goodwill charge of $6.3 million related to its Desert resorts. Additionally, the Company has ceased recording amortization of all existing goodwill and any goodwill associated with future mergers and acquisitions.
(4) Excludes the effect of $1.4 million and $5.7 million of goodwill amortization in the three months and twelve months ended December 31, 2001, respectively.

                         ResortQuest International, Inc.
                             Performance Statistics
                                Total System (2)


                                                Three Months Ended                     Twelve Months Ended
                                              Dec 31,       Dec 31,                   Dec 31,       Dec 31,
                                                2001          2002       VAR            2001          2002     VAR
                                            --------      --------     -----         -------       -------   -----
Beach
  Gross Lodging Revenues(1)                  $15,490       $14,399      (7.0)%      $210,788      $195,095    (7.4)%
  Occupancy                                     24.1%         23.8%     (0.3)pts        46.2%         45.8%   (0.4)pts
  ADR                                         $87.61        $89.39       2.0 %       $155.77       $154.67    (0.7)%
  RevPAU                                      $21.10        $21.25       0.7 %        $72.00        $70.81    (1.7)%
  Total Units                                  9,460         9,435      (0.3)%         9,460         9,435    (0.3)%

Hawaii
  Gross Lodging Revenues(1)                  $26,711       $33,090      23.9 %      $143,384      $141,104    (1.6)%
  Occupancy                                     61.9%         69.7%      7.8 pts        71.7%         71.8%    0.1 pts
  ADR                                        $104.73       $102.65      (2.0)%       $115.20       $107.00    (7.1)%
  RevPAU                                      $64.85        $71.56      10.3 %        $82.57        $76.79    (7.0)%
  Total Units                                  5,553         5,468      (1.5)%         5,553         5,468    (1.5)%

Mountain
  Gross Lodging Revenues(1)                   $9,383        $9,904       5.6 %       $58,792       $57,151    (2.8)%
  Occupancy                                     19.5%         18.7%     (0.8)pts        33.2%         31.1%   (2.1)pts
  ADR                                        $186.01       $202.49       8.9 %       $175.61       $181.92     3.6 %
  RevPAU                                      $36.29        $37.77       4.1 %        $58.29        $56.52    (3.0)%
  Total Units                                  3,283         3,311       0.9 %         3,283         3,311     0.9 %

Desert
  Gross Lodging Revenues(1)                   $1,340        $1,085     (19.0)%        $8,092        $6,322   (21.9)%
  Occupancy                                     38.4%         33.0%     (5.4)pts        42.4%         39.8%   (2.6)pts
  ADR                                         $84.49        $97.63      15.6 %       $105.12       $108.89     3.6 %
  RevPAU                                      $32.45        $32.25      (0.6)%        $44.54        $43.35    (2.7)%
  Total Units                                    522           425     (18.6)%           522           425   (18.6)%

Total
  Gross Lodging Revenues(1)                  $52,924       $58,478      10.5 %      $421,057      $399,672    (5.1)%
  Occupancy                                     34.5%         37.9%      3.4 pts        51.4%         51.3%   (0.1)pts
  ADR                                        $106.24       $107.60       1.3 %       $139.90       $135.37    (3.2)%
  RevPAU                                      $36.61        $40.73      11.3 %        $71.92        $69.51    (3.4)%
  Total Units                                 18,818        18,639      (1.0)%        18,818        18,639    (1.0)%

(1) Lodging revenues are in thousands and represent the total rental charged to property rental customers.

(2) Total system statistics include all non-exclusive management contracts from the period under management through December 31, 2001 and December 31, 2002. Excluded from these statistics are non-exclusive management contracts which approximated 1,400 units as of December 31, 2001 and 1,500 as of December 31, 2002. Also excluded from these statistics are owner use nights and renovation nights which were approximately 17.6% of gross available nights in the three months ended December 31, 2001, and 15.6% of gross available nights in the three months ended December 31, 2002, 14.3% of gross available nights in the twelve months ended December 31, 2001, and 14.0% of gross available nights in the twelve months ended December 31, 2002.

                         ResortQuest International, Inc.
                             Performance Statistics
                                 Same-Store (2)

                                                Three Months Ended                     Twelve Months Ended
                                              Dec 31,       Dec 31,                   Dec 31,       Dec 31,
                                                2001          2002       VAR            2001         2002     VAR
                                             -------       -------     -----         -------       -------   -----
Beach
  Gross Lodging Revenues(1)                  $15,490       $14,399      (7.0)%      $160,388      $153,288    (4.4)%
  Occupancy                                     24.1%         23.8%     (0.3)pts        46.9%         46.5%   (0.4)pts
  ADR                                         $87.61        $89.39       2.0 %       $134.93       $134.65    (0.2)%
  RevPAU                                      $21.10        $21.25       0.7 %        $63.31        $62.64    (1.1)%
  Total Units                                  9,460         9,435      (0.3)%         8,087         8,279     2.4 %

Hawaii
  Gross Lodging Revenues(1)                  $26,711       $33,090      23.9 %      $143,384      $141,104    (1.6)%
  Occupancy                                     61.9%         69.7%      7.8 pts       71.7%          71.8%    0.1 pts
  ADR                                        $104.73       $102.65      (2.0)%       $115.20       $107.00    (7.1)%
  RevPAU                                      $64.85        $71.56      10.3 %        $82.57        $76.79    (7.0)%
  Total Units                                  5,553         5,468      (1.5)%         5,553         5,468    (1.5)%

Mountain
  Gross Lodging Revenues(1)                   $9,383        $9,904       5.6 %       $54,642       $52,979    (3.0)%
  Occupancy                                     19.5%         18.7%     (0.8)pts        31.9%         30.2%   (1.7)pts
  ADR                                        $186.01       $202.49       8.9 %       $178.53       $185.25     3.8 %
  RevPAU                                      $36.29        $37.77       4.1 %        $56.96        $55.87    (1.9)%
  Total Units                                  3,283         3,311       0.9 %         3,102         3,131     0.9 %

Desert
  Gross Lodging Revenues(1)                   $1,340        $1,085     (19.0)%        $8,092        $6,322   (21.9)%
  Occupancy                                     38.4%         33.0%     (5.4)pts        42.4%         39.8%   (2.6)pts
  ADR                                         $84.49        $97.63      15.6 %       $105.12       $108.89     3.6 %
  RevPAU                                      $32.45        $32.25      (0.6)%        $44.54        $43.35    (2.7)%
  Total Units                                    522           425     (18.6)%           522           425   (18.6)%

Total
  Gross Lodging Revenues(1)                  $52,924       $58,478      10.5 %      $366,506      $353,693    (3.5)%
  Occupancy                                     34.5%         37.9%      3.4 pts        52.1%         52.1%    0.0 pts
  ADR                                        $106.24       $107.60       1.3 %       $130.13       $126.26    (3.0)%
  RevPAU                                      $36.61        $40.73      11.3 %        $67.74        $65.76    (2.9)%
  Total Units                                 18,818        18,639      (1.0)%        17,264        17,303     0.2 %

(1) Lodging revenues are in thousands and represent the total rental charged to property rental customers.

(2) For better comparability, the three months ended December 31 statistics exclude all non-exclusive management contracts, which approximated 1,500 units as of December 31, 2002. The twelve months ended December 31 excluded all non-exclusive management contracts as well as properties that were not acquired by ResortQuest prior to the fourth quarter of 2001, which approximated 1,400 units as of December 31, 2001 and 1,500 units as of December 31, 2002. Also excluded from these statistics are owner use nights and renovation nights which were approximately 17.6% of gross available nights in the three months ended December 31, 2001, and 15.6% of gross available nights in the three months ended December 31, 2002, 13.6% of gross available nights in the twelve months ended December 31, 2001, and 13.3% of gross available nights in the twelve months ended December 31, 2002.


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